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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2000, except for Note 16 which is as of March 6, 2000, relating to the consolidated financial statements of eBay, Inc. which appears in eBay Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.




/S/  PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

San Jose, California
July 21, 2000